TOUCHSTONE VARIABLE SERIES TRUST
                        --------------------------------

                 AMENDMENT TO AMENDED AND RESTATED AGREEMENT AND
                              DECLARATION OF TRUST

      The undersigned hereby certifies that he is the duly elected Secretary of Touchstone Variable Series Trust and that pursuant to Section 8.3 of the Amended and Restated Agreement and Declaration of Trust of Touchstone Variable Series Trust, the Trustees, at a meeting on February 21, 2008, at which a quorum was present, adopted the following resolutions:

      "RESOLVED, that pursuant to Section 8.3 of Touchstone Variable Series Trust's (the 'Trust') Restated Agreement and Declaration of Trust, the name of the 'Baron Small Cap Fund' series of the Trust shall be changed to the 'Baron Small Cap Growth Fund'; and

      FURTHER RESOLVED, that the Trust's Restated Agreement and Declaration of Trust or other Trust documents and records, as necessary or appropriate, be amended to reflect the name change of this series; and

      FURTHER RESOLVED, that the prospectus and statement of additional information of the Baron Small Cap Growth Fund be revised in order to reflect the Fund's new name; and

      FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized and directed to take such further actions as necessary to effect the purpose of these resolutions."

      The undersigned certifies that the actions to effect the foregoing Amendment were duly taken in the manner provided by the Amended and Restated Agreement and Declaration of Trust, that said Amendment is to be effective as of May 1, 2008, and that he is causing this Certificate to be signed and filed as provided in Section 8.3 of the Amended and Restated Agreement and Declaration of Trust.

      WITNESS my hand this 1st day of May 2008.


                                                  /s/ Jay S. Fitton
                                                  ------------------------------
                                                  Jay S. Fitton, Secretary